UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[  ] Soliciting Material Pursuant to § 240.14a-12

CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

April 6, 2012

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the “Company” or “Chyron”), I cordially invite you to attend the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 23, 2012, at 9:30 a.m. (Eastern), at Chyron, 5 Hub Drive, Melville, NY 11747.

The matters to be acted upon at the Annual Meeting are described in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) being sent to you electronically or by mail on or about April 12, 2012 and in the Notice of Annual Meeting included with this Proxy Statement. In addition, the executive officers of the Company will review major developments here at Chyron, and they, the directors and the Company’s independent registered public accountants will be present to respond to appropriate questions that you may have.

Again this year we have provided access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We have also made available the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which describes the financial and operational activities of the Company. We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the “General Information Concerning the Annual Meeting” section of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote. Voting instructions appear within this Proxy Statement as well as in the proxy card or Notice you received. Please vote as soon as possible. Representation in person or by proxy of at least a majority of all outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

We look forward to greeting our shareholders at the Annual Meeting.

Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE SO AS TO ENSURE A QUORUM AT THE MEETING.

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2012

April 6, 2012

To the Shareholders of Chyron Corporation:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Chyron Corporation, a New York corporation (the “Company” or “Chyron”), will be held at Chyron, 5 Hub Drive, Melville, NY 11747 on Wednesday, May 23, 2012 at 9:30 a.m. (Eastern) for the following purposes, each of which are more fully described in the attached Proxy Statement:

1.
To elect seven (7) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation in person or by proxy of at least a majority of all outstanding shares of Common Stock on the record date entitled to vote at the Annual Meeting is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company’s offices at 5 Hub Drive, Melville, New York, 11747, for the 10 calendar days immediately preceding May 23, 2012.

Whether or not you plan to attend the Annual Meeting, please vote by following the instructions on your Important Notice Regarding the Availability of Proxy Materials you received electronically or by mail, the section entitled “Information Concerning Vote - How Do I Vote?” of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You may change or revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

/s/ Jerry Kieliszak
Jerry Kieliszak
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2012
The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available. The control number appears on your proxy card/notice.

CHYRON

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

PROXY STATEMENT

For Annual Meeting of Shareholders to be Held on May 23, 2012

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I Receiving These Materials?

We have made these materials available to you on the Internet, or, upon your request, delivered printed versions of these materials in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (the “Company” or “Chyron”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 23, 2012, at 9:30 a.m. (Eastern) and at any and all adjournments thereof, with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at Chyron, 5 Hub Drive, Melville, NY 11747. We plan on sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all shareholders entitled to vote at the Annual Meeting on or about April 12, 2012. Although not part of this Proxy Statement, we have also made available with this Proxy Statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”).

Important Message About Voting Your Shares

If you hold your shares in street name, it is critical that you cast your vote by following the instructions on the voting instruction card provided by your bank, broker or other holder of record if you want your vote to be counted for Proposal 1 of this Proxy Statement for the election of directors. If you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote on your behalf in the election of directors, no votes will be cast on Proposal 1 on your behalf. Your bank, broker or other holder of record will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement).

If you are a registered shareholder (shareholder of record) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was provided electronically or by mail to most of our shareholders, will instruct you how you may access and review all of the proxy materials on the Internet. The Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Who Can Vote?

Only shareholders of record at the close of business on April 4, 2012 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2012, 16,846,062 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding. This is our only class of voting stock. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for all, some or none of the nominees for director or withheld from all or any one of the nominees for director and whether your shares should be voted for, against or abstain with respect to the other proposal(s). If you properly submit a proxy without giving specific instructions, your shares will be voted in accordance with the Board’s recommendations, as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If you are a registered shareholder (shareholder of record) and:

•	you received a proxy card by mail, you may vote your shares in one of four ways:

•
Vote by mail by marking, signing and dating your proxy card and returning it in the business reply envelope provided and return it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717; or

•
Vote via the Internet by going to www.proxyvote.com, have your vote instruction form in hand, and follow the simple instructions. (When voting online, you may also give your consent to have all future proxy materials delivered to you electronically.); or

•	Vote via telephone by calling, toll-free, 1-800-690-6903 and have your vote instruction form in hand and follow the recorded instructions; or
•	Attend and vote at the Annual Meeting in person.

•	you are enrolled in the electronic delivery program and/or received a Notice, you may vote your shares in one of three ways:
•	via the Internet (see instructions above); or
•	attend and vote at the Annual Meeting in person; or
•	if you request to receive a paper copy of the proxy materials, you can vote by mail (see instructions above).

Please note, voting via the Internet and telephone will only be available until 11:59 p.m. (Eastern) on May 22, 2012, the day prior to the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record will provide you with a voting instruction card so you can instruct them how to vote your shares. As an alternative to submitting your voting instructions by mail, you may be able to submit your voting instructions via the Internet or by telephone. Please refer to the voting instruction card for more information about how to vote your street name shares. If your shares are held in street name, you are not a shareholder of record of those shares and therefore, you may not vote those shares in person at the Annual Meeting unless you have a legal proxy from the holder of record, which you should obtain from the holder of record and bring with you to the Annual Meeting.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Company’s Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and
•	“FOR” the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2012.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy card in accordance with his best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change your vote or revoke your proxy at any time prior to the polling of votes at the Annual Meeting as follows:

For registered shareholders, if you voted by proxy card, you may revoke such proxy by notice in writing to the Corporate Secretary of the Company, or change your vote by signing another later dated proxy card and sending it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY USA 11717. If you voted by Internet or telephone, you may change your vote by voting again by Internet or telephone prior to the Annual Meeting. Alternatively, you may revoke your proxy or change your vote by attending the Annual Meeting and voting in person prior to the polling of votes.

For shares held in street name, you should contact your broker, bank or other nominee about revoking your proxy and changing your vote prior to the Annual Meeting.

Your most current proxy card or telephone or Internet vote is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If you are a registered shareholder, your shares will not be voted if you do not vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the broker, bank, or other holder of record that holds your shares as described above under “How Do I Vote?”, the broker, bank or other holder of record has the authority to vote your unvoted shares on the proposal for the ratification of the independent registered public accounting firm even if it does not receive instructions from you, but cannot vote for you on the proposal for the election of the nominees for director. Therefore, we encourage you to provide voting instructions to your bank, broker or other holder of record. This ensures your shares will be voted at the Annual Meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors.  Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1) of this Proxy Statement. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. Now, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on this proposal on your behalf.

Voting Procedures

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who shall separately tabulate affirmative and negative votes, withheld votes, abstentions and, if applicable, any broker non-votes.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Votes of shareholders of record who are present at the Annual Meeting, in person or by proxy, abstentions and any broker non-votes will be counted in determining whether a quorum exists.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1 – Election of Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
The affirmative vote of the majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, our Audit Committee of our Board of Directors will reconsider its selection.

In their best judgment, the proxies, Messrs. Michael Wellesley-Wesley and Roger Ogden, are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company does not know within a reasonable time prior to this solicitation will be presented at the Annual Meeting. At the time this Proxy Statement was made publicly available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Broadridge Financial Services, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments that you make, on the proxy card or otherwise provide.

Under the New York Business Corporation Law, shareholders are not entitled to dissenter’s rights of appraisal with respect to any matters to be considered and voted on at the Annual Meeting, and the Company will not independently provide shareholders with any such right.

Costs of Solicitation of Proxies

We will pay any costs of soliciting these proxies. We have not hired a solicitor. Our directors and employees may solicit proxies in person or by telephone or fax. The Company may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. We will pay our employees and directors no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Householding of Annual Disclosure Documents

The Company has adopted a procedure regarding the delivery of annual disclosure documents termed “Householding,” as it is permitted to do by the SEC. Under this procedure a single copy of the Notice and, if applicable, the Annual Report and Proxy Statement, is sent to any address at which two or more shareholders reside if it appears that they are members of the same family, or, with their prior express or implied consent. By utilizing householding, the Company saves on printing, mailing and processing costs in connection with its solicitation of proxies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If a single copy of the Notice, and if applicable, the Annual Report and Proxy Statement, was delivered to your address that you share with another shareholder and you wish to receive a separate copy at no charge, please contact Broadridge Financial Services, Inc., the Company’s proxy services provider, via the Internet at

www.proxyvote.com, by calling toll-free 1-800-579-1639 or via email (send a blank email with your 12-digit control number, located on your proxy notice, in the subject line to this email address: sendmaterial@proxyvote.com).

If you are a registered shareholder and share an address and last name with one or more other registered shareholders and you wish to continue to receive separate Notices and, if applicable, Annual Reports and Proxy Statements, you may revoke your consent to householding by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717 or by calling toll-free 1-800-542-1061 and following the voice prompts. (You will be removed from the householding program within 30 days of receipt of the revocation of your consent.)

If you are receiving more than one copy of the Notice and, if applicable, the Annual Report and Proxy Statement, at the address you share with one or more other registered shareholders, you may elect to participate in the householding program by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717.

If your shares are held in street name, please contact your bank, broker or other holder of record to request information about householding.

Electronic Access and Delivery

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Registered shareholders who receive a printed Annual Report, Proxy Statement and proxy materials in the mail may sign up for electronic delivery instead by going to www.proxyvote.com. If you vote through the Internet, you may also elect electronic delivery by following the instructions that appear after you have voted. Street name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of electronic delivery.

If you are enrolled in electronic delivery but you nonetheless wish to receive a printed Annual Report and Proxy Statement, you may request one at no charge by contacting Broadridge via the Internet at www.proxyvote.com, by calling toll-free 1-800-579-1639 or via email (send a blank email with your 12-digit control number, located on your proxy notice, in the subject line to this email address: sendmaterial@proxyvote.com).

PROPOSAL 1 - ELECTION OF DIRECTORS

Upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the seven persons listed below to be elected as directors at the Annual Meeting and to hold office until the next Annual Meeting or until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

Director Nominees

On March 7, 2012, our Board of Directors voted to nominate each of the individuals listed below for election at the Annual Meeting for a term to serve until the next Annual Meeting or until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. The following table sets forth certain information with respect to the nominees for director:

Director of the
Name	Company Position and Offices Held	Company Since

Susan Clark-Johnson	Director, Member of the Audit Committee and	March 2010
Member of the Compensation Committee

Peter F. Frey	Director, Chairman of the Audit Committee	May 2008

Christopher R. Kelly	Director, Member of the Compensation	August 1999
Committee, Chairman of the Corporate
Governance and Nominating Committee

Roger L. Ogden	Chairman of the Board of Directors,	May 2008
Member of the Audit Committee and Chairman
of the Compensation Committee

Robert A. Rayne	Director, Member of the Corporate Governance	May 2008
and Nominating Committee

Michael I. Wellesley-Wesley	President, Chief Executive Officer and Director	May 1995

Michael C. Wheeler	Director, Member of the Corporate Governance and Nominating Committee	February 2006

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, their specific experience, qualifications, attributes, skills or other areas of expertise that they possess that is relevant to their service as a director, and the names of other public companies in which such persons hold, or in the past five years have held, directorships.

Susan Clark-Johnson, age 65, has served as Executive Director of the Morrison Institute for Public Policy at Arizona State University since May 2009. She served as President of the Gannett Newspaper Division of Gannett Co., Inc., a publicly traded company, from September 2005 until her retirement in May 2008. From August 2000 until September 2005, she was Chairman and CEO of Phoenix Newspapers, Inc. The Board selected Ms. Clark-Johnson to serve as a director because it believes she brings a breadth of operational and managerial experience, both domestically and internationally, in the newspaper industry. Ms. Clark-Johnson currently serves as a member of the board of directors of Pinnacle West Capital Corporation, a publicly-traded holding company which, through its affiliates, provides energy and energy-related products to customers in Arizona and conducts real estate development and investment activities in the western United States.

Peter F. Frey, age 52, is a private investor and a retired partner of TRG Management, an emerging markets asset management/hedge fund business, where he was responsible for sales, marketing and product development from March 2003 until he retired in June 2007. Prior to this he spent more than 17 years at JP Morgan, mostly in the Emerging Markets Group, where he held a series of increasingly significant positions including Global Head of Sales, was Managing Director from 1993 to 2001 and, during his last two years at JP Morgan, was Co-Head of U.S. Fixed Income Sales. The Board selected Mr. Frey to serve as a director because it believes he possesses extensive knowledge of the capital markets, and his experience in sales and marketing provides Company management with assistance in developing stronger customer relationships. He is a member of the board of trustees of Exit Art, a non-profit cultural organization in New York City, and is a member of Vassar College’s President’s Advisory Council.

Christopher R. Kelly, age 52, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital. The Board selected Mr. Kelly to serve as a director because it believes he possesses valuable broadcast industry expertise, having served in senior management positions in broadcast companies for 17 years, and, as a private investor since 1997, brings extensive knowledge of the capital markets. He is currently a member of the board of directors of Epoll, a privately held online research company, Altrec, a privately held online retailer, and Thoughtful Media, a privately held entertainment marketing solutions company. He formerly served, until 2009, as a director of Ensequence, a privately held interactive television software and professional services company.

Roger L. Ogden, age 66, currently serves as an independent consultant to broadcast related companies. From August 1997 to July 2005 he served as General Manager of KUSA Television in Denver, Colorado where he had overall management responsibility for this local NBC affiliate station, and as a Senior Vice President of the Gannett Television Division of Gannett Co., Inc. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television Division, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc., encouraging development of new business ideas and improved processes, from June 2006 until July 2007. The Board selected Mr. Ogden to serve as a director, and since October 2008 as Chairman of the Board, due to his extensive experience in television and media for 41 years, including top leadership positions at major companies including NBC, General Electric and Gannett; his international experience including President of NBC/CNBC Europe for two years; and his experience as a current director and chairman of the compensation committee of the board of directors at E.W. Scripps Company, a publicly traded media company with interests in newspaper publishing, broadcast television stations, and licensing and syndication.

Robert A. Rayne, age 63, having been the Chief Executive Officer of LMS Capital plc, an international investment company, since June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business, became Chairman of LMS Capital in May 2010, a position he held until he stepped down in November 2010. Mr. Rayne remains a Director at LMS Capital. Mr. Rayne was employed by London Merchant Securities from 1968 to February 2007 and served as its Chief Executive Officer from May 2001 to February 2007. The Chyron Board selected Mr. Rayne to serve as a director because it believes he possesses a wealth of experience as a director and investor in broadcasting and related businesses. He served for nine years as a director and then Chairman of the board of a U.K. radio station, was an investor and director of one of the major teleprompting companies in the U.K. and U.S., and was involved in the consortium that produced one of the U.K.’s first satellite companies in the early 1980’s prior to its acquisition. He is a member of the board of directors of the following publicly-traded companies: Weatherford International Inc., a provider of advanced products and services serving the oil well and gas industries; Derwent London plc, a leading central London, U.K. real estate investment trust, where he also serves as Non-Executive Chairman of the board; and LMS Capital plc. Until January 2007, he served as a director of London Merchant Securities Ltd (formerly plc), a publicly traded property and development company. Additionally, Mr. Rayne has over the past five years served as a director of numerous privately held companies.

Michael I. Wellesley-Wesley, age 59, is the Company’s President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to the Company from July 2001. He formerly held the position of Chairman of the Board of Directors of the Company through February 2002 and previously served as Chief Executive Officer of the Company from July 1995 through June 1997. The Board selected Mr. Wellesley-Wesley to serve as a director because he is the Company’s President and Chief Executive Officer and has many years of experience as a director, Chairman and/or CEO of the Company and it believes he possesses extensive experience in television cable program networks and broadcast solutions. His past experience includes serving as a director of Financial News Network for seven years, Chief Operating Officer for Financial News Network, Infotechnology and United Press International for a combined two years, and a director of Data Broadcasting Corporation, a publicly held provider of financial information services, for three years, and was a Managing Director of Soundview Ventures for two years.

Michael C. Wheeler, age 62, has, since April 1999, served as Managing Partner of Westerly Partners, LLC, an investment advisory firm providing strategic, financial and technology solutions to early stage companies focused on new media and technology industries. The Board selected Mr. Wheeler to serve as a director because of his over forty years of experience, including senior management positions, at broadcast media and entertainment companies including CBS, NBC, Viacom and MTV. Mr. Wheeler serves as a director of Permission TV, a privately held online video platform company. He formerly served as a director at Firebrand Media Inc., a privately held multimedia programming company.

Board of Directors and Committees of the Board of Directors

The Board of Directors currently consists of seven directors, all of whom are standing for re-election at this year’s Annual Meeting of Shareholders. Six of the seven directors standing for re-election are “independent directors” as defined in the corporate governance rules of The NASDAQ Stock Market LLC (“NASDAQ”). Mr. Wellesley-Wesley, the Company’s Chief Executive Officer, does not meet that definition by virtue of his current employment with the Company. The Corporate Governance and Nominating Committee considered whether Mr. Wheeler qualifies as an independent director under NASDAQ rules, given his agreements with the Company in 2010 and 2009 as disclosed under “Certain Relationships and Related Transactions” in this Proxy Statement, and concluded that he qualifies as an independent director because he did not receive in excess of $120,000 during any period of twelve consecutive months within the preceding three years for service other than as a director and because his agreements with the Company do not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Attendance at Board and Shareholder Meetings

During 2011, the Board of Directors held eight meetings and the various committees of the Board of Directors held a total of twelve meetings. All directors attended at least 75% of the meetings of the Board of Directors, and, except for Mr. Robert Rayne who was unable to attend the annual meeting of the Corporate Governance and Nominating Committee due to a scheduling conflict, each director attended at least 75% of the meetings of the committees on which he or she served during 2011.

The Company’s directors and the nominees for director are planning to attend this year’s Annual Meeting of Shareholders, either in person or by telephone. Six members of our Board of Directors attended last year’s annual meeting.

Committees of the Board of Directors

The Board of Directors currently has a standing Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee.

Compensation Committee.  The current members of the Compensation Committee are Messrs. Ogden, who serves as Chairman, and Kelly, and Ms. Clark-Johnson, all of whom are independent directors under the corporate governance rules of NASDAQ. During 2011, the Compensation Committee held five meetings. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors on all matters concerning the remuneration of the Company’s executive officers, including administering the Company’s 2008 Long-Term Incentive Plan and other compensation plans. In particular, the Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer and Chief Financial Officer. In meeting this responsibility, neither the Compensation Committee nor management relies on the services of compensation consultants. The charter of the Compensation Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Audit Committee.  The current members of the Audit Committee are Messrs. Frey, who serves as Chairman, and Ogden, and Ms. Clark-Johnson. All of the Audit Committee members are qualified under the audit committee independence standards promulgated by NASDAQ and the SEC. The Audit Committee held six meetings during 2011. The Audit Committee is responsible for approval of the engagement of the Company’s independent registered public accountants and for: reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies; reviewing the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; reviewing the Company’s accounting and financial reporting processes; reviewing and appraising with management the performance of the Company’s independent registered public accountants; and providing an open avenue of communication between the independent registered public accountants and the Board. The charter of the Audit Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

The Board of Directors has determined that Ms. Clark-Johnson and Messrs. Frey and Ogden meet the definition of “financially sophisticated” as required by the corporate governance rules of NASDAQ and that none of the Audit Committee members meet the definition of an “audit committee financial expert,” under the SEC rules. However, the Board of Directors has concluded that maintaining an audit committee without an “audit committee financial expert” is acceptable because the Board believes that the members of the Audit Committee possess the experience necessary to carry out the duties and responsibilities of the Audit Committee.

Corporate Governance and Nominating Committee.  The current members of the Corporate Governance and Nominating Committee are Messrs. Kelly, who serves as Chairman, Rayne and Wheeler. All of the Corporate Governance and Nominating Committee members are independent directors under the corporate governance rules of NASDAQ. The Corporate Governance and Nominating Committee held one meeting during 2011. The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board, recommending persons for election to the Board, evaluating director compensation, reviewing the composition of the committees of the Board and recommending persons to be members of such committees, reviewing and maintaining compliance of committee membership with applicable regulatory requirements, and reviewing conflicts of interest of members of the Board and corporate officers. The charter of the Corporate Governance and Nominating Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance.

Board Leadership Structure and Role in Risk Oversight

The Company has an independent director who serves as Chairman of the Board and a different individual who serves as Chief Executive Officer because it believes that separating these two roles provides a proper system of checks and balances over the duties and responsibilities of the two positions.

Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The involvement of the full Board of Directors in reviewing the Company’s strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements; the Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks; and the Compensation Committee assists the Board in its oversight of the evaluation and management of any risks related to the Company’s compensation policies and practices.

Procedures for Nominating Directors

In identifying and evaluating candidates to be nominated as directors, the Corporate Governance and Nominating Committee seeks individuals with stated relevant experience that can add to the ability of the Board of Directors to fulfill its fiduciary obligation. For all potential candidates, the Corporate Governance and Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which the Company operates, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. With respect to evaluating and recommending persons for election to the Board, the Company does not have a formal diversity policy. However, while there is not a formal policy, the Corporate Governance and Nominating Committee and other members of the Board of Directors each evaluate a candidate’s experience or expertise, particularly related to industries which the Company sells to or plans to sell to, educational background, ethnicity, gender, demonstrated business acumen, experience serving on other boards, and other factors that, in their opinion, are relevant to the selection process.

The Board of Directors may consider candidates nominated by shareholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. A shareholder who wishes to nominate a director must submit a nomination in writing to the Company’s Chairman of the Board, with a copy to the Company’s President and CEO, at Chyron, 5 Hub Drive, Melville, NY 11747, by December 13, 2012. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. Such nominee must meet the standards set forth above and there must be a vacancy on the Board of Directors. The Company has not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of the Company’s voting Common Stock. The Company does not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

Shareholder Communications with the Board

Shareholders who have questions or concerns should contact the Company’s Investor Relations contact, Lytham Partners, by telephone at (602) 889-9700 or by email at chyr@lythampartners.com. Shareholders may also contact Lytham Partners via email by going to our website www.chyron.com and clicking on Investors, and then clicking on Investor Contact. Additionally, the Company has a process in place to facilitate shareholder communications to our Board of Directors. To send an email to an individual director or all of the directors as a group, please go to the Company’s website at www.chyron.com, click on Investors then Corporate Governance, and then click on Contact the Board. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. Our Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board be excluded from communications to the Board, such as: product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and, business solicitations or advertisements.

Executive Officers

In addition to Mr. Wellesley-Wesley, the other current executive officer of the Company is:

Jerry Kieliszak, age 59, is Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Kieliszak has served as Chyron’s Senior Vice President, Chief Financial Officer and Treasurer since joining the Company in March 2002, and was named Corporate Secretary by the Board of Directors in May 2008. He oversees and is responsible for the Company’s finance, investor relations, legal, human resources and information technology areas. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, an e-commerce business-to-business software development and services company, with responsibility for business development, finance, human resources and information technology. Until 2000, Mr. Kieliszak was, for eleven years, Vice President and Chief Financial Officer of ABT Corporation, an international project management software development and services company, where he was responsible for operations, finance, legal, shareholder relations, human resources and information technology. Prior to ABT Corporation, Mr. Kieliszak was with the New York City office of Price Waterhouse, most recently as a Senior Manager. He holds an MBA in Finance and is a Certified Public Accountant in New York State.

Code of Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers which is applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, and any other persons performing similar functions, and a Code of Business Conduct and Ethics which applies to all officers, directors and employees (collectively, the “Codes of Ethics”). To view the full text of the Codes of Ethics please go to the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance. Disclosure regarding any amendments to, or waivers from, the Codes of Ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of NASDAQ.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2012 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2012 and incorporated by reference in the Company’s 2011 Annual Report on Form 10-K.

The Compensation Committee:

Roger L. Ogden, Chairman
Susan Clark-Johnson
Christopher R. Kelly
March 7, 2012

COMPENSATION DISCUSSION AND ANALYSIS

The Summary Compensation Table and other tables that follow describe the compensation for 2011 to our President and Chief Executive Officer (“CEO”) and Senior Vice President and Chief Financial Officer (“CFO”). These were the only named executive officers of the Company. The Compensation Committee currently consists of three directors who are independent as that term is defined by the corporate governance rules of the NASDAQ. It is the duty of the Compensation Committee to develop, administer and review the Company’s compensation plans, programs and policies, to monitor the performance and compensation of the Company’s named executive officers and other members of management and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. Mr. Wellesley-Wesley, an employee-director, abstains from any vote by the Board of Directors relating to matters involving executive compensation.

Compensation Objectives and Components

The objective of the Company’s compensation program is to attract and retain the best possible executive talent; to motivate its executive officers to enhance the Company’s growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement, and other contributions; and to reward superior performance and contributions to the achievement of the Company’s objectives. The focus is to tie short-term and long-term incentives to the achievement of measurable corporate performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has developed and maintains an executive compensation package that ties a substantial portion of the executives’ overall compensation to the Company’s financial performance. The compensation package consists of the following components:

•	salary;
•	annual performance-based cash and/or equity awards;
•	long-term incentive equity awards; and
•	other fringe benefits and perquisites.

The Compensation Committee believes that various elements of this package effectively achieve the objectives of aligning compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value without encouraging it’s executives to take unnecessary and excessive risks. Although not every year, benchmarking of executive compensation packages is occasionally performed by comparing compensation of the named executive officers to compensation studies performed by independent third party organizations. The various elements and mix of this package are determined on a negotiated basis at the time and then are determined by the Compensation Committee annually as part of the executive officer’s annual performance review. Each of these components is designed to meet the program’s objectives of providing a combination of fixed or variable short-term performance-based cash and/or equity awards and long-term equity awards.

The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the appropriate salary, annual performance-based awards, long-term equity awards and other fringe benefits and perquisites for the named executive officers.

Salary

Salary is paid to the named executive officers on a bi-weekly basis. This is a fixed element of compensation. Salaries of the named executive officers are reviewed annually. In reaching the decision on salary changes, the Compensation Committee considers individual performance as well as informal assessments of prevailing salary levels and salary increases, and other incentives for similar roles in other companies by occasionally reviewing studies performed by third party independent organizations. Effective September 1, 2011, as per the terms of his employment agreement that became effective September 1, 2010, Mr. Wellesley-Wesley’s annual base salary increased by 2% from $473,382 to $482,850 per annum. Effective July 15, 2011 the Compensation Committee approved an increase in annual base salary for Mr. Kieliszak from $240,000 to $244,800 per annum, a 2% increase consistent with the increase contractually awarded to Mr. Wellesley-Wesley.

Annual Performance-Based Cash and/or Equity Awards

The annual performance-based awards component for 2011 was primarily designed to achieve our short-term earnings objectives, and is based on a management incentive compensation plan (the “Incentive Plan”) approved by the Compensation Committee. The target incentive award levels for this element of compensation are 70% of base salary earnings for the CEO and 60% of base salary earnings for the CFO. For 2011, the Plan contained two performance conditions, each worth one-half of the total target award. The first performance condition was achievement of budgeted adjusted EBITDA and the second performance condition was achievement of budgeted non-GAAP cash flows. As a cash conservation measure, the payout of any award achieved was designed to be in cash equal to the required payroll and withholding taxes due on the total award, with the balance of the total award payable in Common Stock of the Company based on the closing market price on the date of the Board’s approval of the Company’s independent registered public accountants’ report on their audit of the Company’s financial statements for the year ended December 31, 2011 (which date was March 7, 2012). The adjusted EBITDA target was equal to earnings before interest, taxes, depreciation, amortization, share-based awards and Incentive Plan expense budgeted for the year 2011 (the “adjusted EBITDA target level”). The non-GAAP cash flows target was equal to net income adjusted for non-cash operating expenses and taxes and Incentive Plan expense, plus cash provided by, or less cash used in, investing and financing activities, budgeted for the year 2011 (“non-GAAP cash flows target level”). Additionally, there was a service condition that the recipient must have been employed by the Company at the time of the payout of any award under the Plan. The performance and service conditions and other terms of the Plan were approved by the Compensation Committee for all members of the Plan, including the CEO and CFO. The incentive awards based on the performance objectives ranged from a minimum award of 75% of target award for achievement of 75% of each of the performance conditions to a maximum incentive award of 150% of target award for achievement of 125% or more of each of the performance conditions. This was based on a formula whereby the incentive award achievement percentages grew in direct proportion to the achieved performance condition percentages up to 100%, and then the incentive award percentages grew at twice the rate as the performance condition percentages achieved for achievement over 100% and up to 125% of the performance condition target levels. Because the minimum achievement level of 75% was not attained for either of the two performance conditions during 2011, no awards or other bonuses were paid in 2012 to the CEO, CFO or other members of the Plan for our 2011 fiscal year.

Long-Term Incentive Equity Awards

The granting of equity awards, including stock options or restricted stock units (“RSUs”) which may either be time-based vesting awards or financial performance-related vesting awards, is designed to achieve the Company’s long-term objective of enhancing shareholder value by incentivizing the named executive officers to effectively manage the Company to achieve increased market value. Stock options granted to executive officers and all other employees during the year are designed as incentive stock options (“ISOs”) up to permitted levels of the U.S. Internal Revenue Code (the “Code”) and thereafter are non-qualified stock options (“NQSOs”). All options are granted at exercise prices equal to the closing market price on the grant date. In lieu of stock options, RSUs, which are settled in the Company’s Common Stock on vesting dates, have been awarded to management and select employees during 2011. The decision to award RSUs rather than stock options for 2011 was made by the Compensation Committee and approved by the Board of Directors because they felt that it is advantageous to the Company to award RSUs because an RSU award uses fewer shares than a stock option award to deliver equivalent value. Equity awards to named executive officers and the rest of the management team are typically granted annually in the month of May at pre-scheduled meetings of the Compensation Committee and the Board of Directors. It is the Company’s policy to grant equity awards to employees only during periods other than “blackout periods.” A blackout period is defined in the Company’s insider trading policy as the period beginning with the last day of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public, but a blackout period may be extended for persons covered by the insider trading policy who have knowledge of material non-public information, for the duration of the period that information remains material non-public information. Equity award grant amounts to the CEO and CFO, and all other employees as well as any non-employees, are approved by the Compensation Committee. While specific target equity awards are not set for the named executive officers each year, in determining an appropriate amount of equity awards to grant to the named executive officers, the Compensation Committee evaluates and considers the Company’s performance against budget and individual performance, and reviews the equity awards ownership of the named executive officers and other employees in relation to the Company’s fully diluted shares.

On May 10, 2011, upon recommendation of the Compensation Committee, the Board approved an RSU award to each of our named executive officers and other members of the management group, as well as to several other key employees, as the annual management equity award for 2011 which were issued under the Company’s 2008 Long-Term Incentive Plan. These time-based RSUs vest in equal amounts in May of 2012, 2013 and 2014. Additionally on May 10, 2011, upon recommendation of the Compensation Committee, the Board approved an award of 162,500 RSUs to Mr. Wellesley-Wesley under the Key Management Medium-Term Incentive Plan program (the “Medium-Term Plan”). The Medium-Term Plan was adopted in May 2010 and was designed to reward certain key members of management, including the Company’s named executive officers, for achievement of specified levels of revenue and operating income, before share-based compensation expense (collectively, the “financial targets”), as reported in the Company’s audited financial statements for the fiscal year ending December 31, 2012, or, if such financial targets were not achieved in 2012, for achievement of specified higher financial targets for the fiscal year ending December 31, 2013. The financial targets under the Medium-Term Plan were set aggressively with a high level of difficulty for achievement. The awards under the Medium-Term Plan were granted in the form of RSUs under our 2008 Long-Term Incentive Plan in May 2010 to our named executive officers and certain other key employees with an additional reward granted to Mr. Wellesley-Wesley in May 2011. Each award provides for vesting contingent upon achievement of the financial targets with half of the RSUs to vest if the revenue target is achieved and half of the RSUs to vest if the target for operating income, before share-based compensation expense, is achieved. In addition, the awards require the participants to be employed by the Company at the time of vesting.

In December 2011, all recipients of RSU awards granted under the Medium-Term Plan, including the CEO and CFO, voluntarily entered into a RSU Award Cancellation Agreement with the Company, whereby the recipients agreed to cancel all of their award(s) for no consideration and with no expectation of replacement grants. This decision was made by the recipients after taking into consideration that the financial targets under the outstanding RSUs were unlikely to be attained and the Company wanted to replenish its equity incentive pool without soliciting shareholder approval for an increase in the number of shares of Common Stock that may be granted under the 2008 Long-Term Incentive Plan.

Other Fringe Benefits and Perquisites

The Company provides several benefit plans, including the Chyron Employees’ Pension Plan (the “Pension Plan”) and the Chyron Corporation Employees’ 401(k) Plan (the “401(k) Plan”) to its named executive officers and most other U.S. employees. The Pension Plan was closed to new entrants effective October 1, 2006. The Company also provides other benefits, including a medical and dental plan, life and accidental death insurance, short-term and long-term disability insurance, and paid sick leave, vacation and holidays, to all U.S. employees, including the named executive officers.

The Company pays certain perquisites to its CEO as part of his total compensation package. No perquisites are paid to the CFO. In 2011, 2010 and 2009, perquisites paid to the CEO included a commutation allowance to defray his costs of commuting to work, in lieu of a leased automobile, and reimbursement towards his personal income tax preparation fees. These are explained in more detail in the Summary Compensation Table below in the column “All Other Compensation.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned by both of the below named executive officers for the years ended December 31, 2011, 2010 and 2009. We have no other executive officers.

							Change in
							Pension
							Value and
						Non-	Non-
						Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name & Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary1	Bonus2	Award3	Award4	sation5	Earnings6	sation7	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael
Wellesley-Wesley	2011	476,186	0	83,625	0	0	69,881	43,164	672,856
President & Chief	2010	464,207	0	64,887	0	140,346	42,171	35,387	746,998
Executive Officer	2009	455,175	21,420	114,596	65,472	0	31,673	53,517	741,853

Jerry Kieliszak	2011	242,031	0	55,750	0	0	86,195	10,520	394,496
SVP & Chief	2010	225,356	0	43,258	0	58,693	43,761	9,734	380,802
Financial Officer	2009	201,058	4,731	44,643	65,472	0	32,037	8,952	356,893

1 Represents base salary earned during the respective fiscal year ended December 31.
2 Bonus for 2009 represents bonuses paid for salary deferral from August 2008 to February 2009.

3 Represents the aggregate grant date fair value of time-based vesting RSUs awarded, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the time-based vesting RSUs equals the number of RSUs awarded times the closing market price of the Company’s Common Stock on the May 10, 2011 grant date, which was $2.23 per share. There can be no assurance that these amounts will be realized by the executive officers because they must be employed by the Company on the vesting dates in order to receive the underlying shares of Common Stock on the vesting dates. Excluded from the above table are compensation costs related to RSUs awarded to the named executive officers in 2011 and 2010 under the Medium-Term Plan (162,500 in 2011 and 162,500 in 2010 to Mr. Wellesley-Wesley, and 161,875 in 2010 to Mr. Kieliszak). These RSUs were cancelled on December 31, 2011 and no value was received by the recipients of these RSUs. Even if they were not cancelled, the possible compensation costs associated with these RSUs as measured under FASB ASC Topic 718 ($362,375 for the 2011 award and $310,375 for the 2010 award for Mr. Wellesley-Wesley, and $309,181 for the 2010 award for Mr. Kieliszak) would not have been included in the table above because the RSUs were solely performance-based awards, vesting of which would have occurred only if certain financial targets were achieved in 2012 or 2013, and the outcome of achieving such targets was not sufficiently probable at the award date or subsequently to result in recording of any current compensation expense.

4 Represents the grant date fair value of stock options awarded to the named executive officers in the years indicated, as the assumptions of which are explained in footnote 8 to the Company’s audited financial statements in our Annual Report for the year ended December 31, 2011. There can be no assurance that these amounts will ever be realized by the executive officers because, for instance, the options could expire unexercised, they could be forfeited following termination of employment, or they could be out-of-the money for their term.

5 Represents payouts under the Incentive Plan.
6 Represents the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan, a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company meeting Pension Plan eligibility criteria. Present values for 2011 are based on certain assumptions which are discussed in the narrative following the 2011 Pension Benefits table below. For additional information on the Pension Plan, refer to the footnotes to the Company’s financial statements for the year ended December 31, 2011.

7 Represents perquisites, Company matching contributions to the 401(k) Plan and group term life insurance premiums, as itemized in the All Other Compensation table below.

The following table shows the components of the “All Other Compensation” column of the Summary Compensation Table for the year ended December 31, 2011.

All Other Compensation

			Company
		Tax	Match on	Life
	Commutation	Preparation	Qualified	Insurance
	Allowance1	Fees2	401(k)Plan3	Premiums4	Total
Name	($)	($)	($)	($)	($)
Michael Wellesley-Wesley	18,000	14,644	9,800	720	43,164
Jerry Kieliszak	0	0	9,800	720	10,520

1 Mr. Wellesley-Wesley receives a commutation allowance of $18,000 per year, payable in bi-weekly installments, to defray his costs of commuting to work, in lieu of a leased automobile.
2 The Company reimburses Mr. Wellesley-Wesley for professional tax assistance in preparing his U.S. personal income tax returns, as a provision of his employment agreement, up to $5,000 per year. For 2011, the Compensation Committee of the Board of Directors also approved additional payments of $9,644 to Mr. Wellesley-Wesley to cover his costs in connection with an audit of a prior year’s income tax returns

3 Represents the Company matching contributions made for the named executive officers to the Company’s 401(k) Plan. The Company provides a match equal to two-thirds of the first 6% of compensation contributed by an employee up to the IRS maximum permitted employee contribution amount.

4 Represents Company paid premiums for group term life insurance for the named executive officers. The Company provides group term life insurance for all of its U.S. employees equal to 250% of the insured’s annual salary capped at $250,000 of insurance, except for the named executive officers for whom the insurance provided is $500,000 each.

Non-Equity Incentive Plan Compensation

The following Non-Equity Incentive Plan Compensation table provides information about annual performance-based cash awards earned by the named executive officers for 2011 under the Incentive Plan.

	Target	Payout				Actual
	As a	Range as	Target	Maximum	Actual	Award as
	% of	a % of	Award	Award	Award	a % of
Name	Salary	Salary	($)	($)	($)1	Salary

Michael Wellesley-Wesley	70%	0% - 105%	334,554	501,831	0	0%
Jerry Kieliszak	60%	0% - 90%	146,160	219,240	0	0%

1 No award was paid to the named executive officers in 2012 for fiscal 2011 because the minimum target achievement percentage of 75% was not attained for either of the two financial performance conditions of the Incentive Plan.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards in 2011 to each of the executive officers named in the Summary Compensation Table.
					Estimated
					future	All other	Grant
					payouts	stock	date
					under	awards:	fair value
					equity	number	of stock
					incentive	of shares	units and
		Estimated future payouts under			plan	of stock	option
		non-equity incentive plan awards1			awards2	or units3	awards4
	Grant	Threshold	Target	Maximum	Target
Name	Date	($)	($)	($)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(l)
Michael Wellesley-Wesley	1/1/2011	0	334,554	501,831
	5/10/2011					37,500	83,625
	5/10/2011				162,500		0	5
Jerry Kieliszak	1/1/2011	0	146,160	219,240
	5/10/2011					25,000	55,750

1 Represents the threshold, target and maximum annual awards under the Incentive Plan that could have been earned for 2011 if these levels had been achieved. The targeted performance condition-based awards under our Incentive Plan were 70% of base salary for Mr. Wellesley-Wesley and 60% of base salary for Mr. Kieliszak. See the “Compensation Discussion and Analysis - Annual Performance-Based Cash and/or Equity Awards” section above for the terms and conditions of the Incentive Plan and the Non-Equity Incentive Plan table above for the actual awards earned by the named executive officers and the form and amount of payouts.

2 Represents the target award of 162,500 RSUs under the Medium-Term Plan to Mr. Wellesley-Wesley. These RSUs were cancelled on December 31, 2011 and no value was received by the recipients of these RSUs. These were solely performance-based awards, vesting of which would have occurred only if certain financial targets were achieved in 2012 or 2013. The outcome of achieving such targets was not sufficiently probable at the award date or subsequently to result in recording of any of the above compensation costs in the Company’s results of operations. These performance-based RSUs would only have vested if one or both performance conditions were to be achieved, these being achievement of a designated level of revenues in 2012 or 2013, achievement of which would have been worth half of the target award, and the other being achievement of a designated level of operating income, before share-based compensation expense, in 2012 or 2013, achievement of which would have been worth half of the target award.

3 Represents the number of time-based vesting RSUs granted. Each RSU, if and when it vests, results in the issuance of one share of Company Common Stock. These RSUs vest in equal amounts in each of May 2012, 2013 and 2014, on the condition that the named executive officer is employed by the Company on the vesting date.

4 Represents the grant date fair value of the annual management equity RSU awards shown in column (i) computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, on the date of grant by multiplying the number of shares of Common Stock underlying the RSU award by the closing market price of a share of the Company’s Common Stock on the grant date, which was $2.23 per share.

5 Excluded from grant date fair value is the compensation cost value of $362,375 for the RSU grants shown in column (g), as measured at the award date under FASB ASC Topic 718. These RSUs were cancelled on December 31, 2011 and no value was received by the recipients of these RSUs. None of this compensation cost has been recorded in the Company’s audited financial statements in our Annual report for the year ended December 31, 2011 because the RSUs were solely performance-based awards, vesting of which would have occurred only if certain financial targets were achieved in 2012 or 2013, and the outcome of achieving such targets was not sufficiently probable at the award date or subsequently to result in recording of any current compensation expense.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Michael Wellesley-Wesley.  Mr. Wellesley-Wesley’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors. The employment agreement between the Company and Mr. Wellesley-Wesley is dated August 4, 2010, and is for the term September 1, 2010 through December 31, 2012 (the “Agreement”). Under the terms of the Agreement: (i) Mr. Wellesley-Wesley’s annual base salary was increased from $464,100 to $473,382 on September 1, 2010 and increased by 2% to $482,850 on September 1, 2011, payable in equal installments bi-weekly; (ii) he is eligible to earn, at the sole discretion of the Compensation Committee, an award under the Incentive Plan; (iii) he is entitled to receive $18,000 per year, payable in equal installments bi-weekly, to defray his regular commutation costs; (iv) he is entitled to receive up to $5,000 per year for U.S. income tax advice and preparation of his U.S. income tax returns; (v) he is entitled to 20 days paid vacation per year; (vi) he is entitled to participate in all employee benefit plans and programs of the Company to the extent eligible, and (vii) he shall continue to be covered by the Company’s directors’ and officers’ liability policy. Mr. Wellesley-Wesley is a participant in the Pension Plan, a tax-qualified non-contributory defined benefit plan, and the 401(k) Plan, a tax-qualified defined contribution plan. The increase in the actuarial present value of his benefits under the Pension Plan for 2011 was $69,881 and the Company’s matching contribution to his 401(k) Plan account for 2011 was $9,800. The Company provides Mr. Wellesley-Wesley with life insurance under an employee group term life insurance policy in the amount of $500,000 for which the Company pays the annual premium of $720. On May 10, 2011 he was granted 37,500 RSUs as part of the 2011 annual management equity award, which RSUs vest in each of May 2012, 2013 and 2014 and 162,500 performance-based RSUs under the Medium-Term Plan, which RSUs were cancelled on December 31, 2011. Mr. Wellesley-Wesley holds RSUs and stock options as shown on the Outstanding Equity Awards at Fiscal Year-End table below. If Mr. Wellesley-Wesley voluntarily resigns, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options he has been awarded, and his RSUs would expire upon his resignation.

Jerry Kieliszak.  The Company does not have an employment agreement with Mr. Kieliszak. Mr. Kieliszak’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors. His compensation includes: (i) an annual base salary of $244,800, payable in equal installments bi-weekly; and, (ii) eligibility to earn an annual performance-based award under the Incentive Plan of up to 60% of his annual base salary based on financial targets recommended by the Compensation Committee and approved by the Board of Directors. He also receives 20 days paid vacation and 10 days paid sick days per year in accordance with the Company’s paid leave policy. Mr. Kieliszak is a participant in the Pension Plan and the 401(k) Plan. The increase in the actuarial present value of his benefits under the Pension Plan for 2011 was $86,195 and the Company’s matching contribution to his 401(k) Plan account for 2011 was $9,800. The Company provides Mr. Kieliszak with life insurance under an employee group term life insurance policy in the amount of $500,000 for which the Company pays the annual premium of $720. On May 10, 2011 he was granted 25,000 RSUs as part of the 2011 annual management equity award, which RSUs vest in equal amounts in each of May 2012, 2013 and 2014. Mr. Kieliszak holds RSUs and stock options as shown on the Outstanding Equity Awards at Fiscal Year-End table below. If Mr. Kieliszak’s employment terminates for other than cause, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options he has been awarded, and his RSUs would expire upon his resignation.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2011 to each of the executive officers named in the Summary Compensation Table.

	Option Awards1				Stock Awards2
	Number of	Number of			Number of	Market
	Securities	Securities			Shares or	Value of
	Underlying	Underlying			Units of	Shares or
	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock
	Options	Options	Exercise	Expiration	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested
	(#)	(#)	($)		(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Michael Wellesley-Wesley	1,667	0	0.855	7/31/2012
	50,000	0	0.660	2/21/2013
	78,334	0	2.010	5/18/2014
	50,000	0	1.020	6/3/2015
	50,000	0	2.760	5/18/2016
	50,000	0	2.430	5/16/2017
	75,000	0	5.480	5/19/2018
	37,500	37,500	1.310	5/13/2019
					24,779	34,445
					25,000	34,753
					37,500	52,129

Jerry Kieliszak	25,000	0	1.830	5/23/2012
	16,667	0	0.810	12/13/2012
	8,334	0	1.050	11/7/2013
	33,334	0	2.010	5/18/2014
	25,000	0	1.020	6/3/2015
	33,334	0	2.760	5/18/2016
	33,334	0	2.430	5/16/2017
	50,000	0	5.480	5/19/2018
	37,500	37,500	1.310	5/13/2019
					9,653	13,419
					16,667	23,169
					25,000	34,753

1 The date of grant of each of the above options is ten years prior to the above option expiration dates. The unexercisable options above vest over three years at one-third of the total grant each anniversary date from date of grant, except for the May 13, 2009 grant which vests over four years at one-fourth of the total grant on each anniversary date from date of grant.

2 Represents time-based vesting RSUs granted on November 9, 2009, May 26, 2010 (2010 annual management equity award) and May 10, 2011 (2011 annual management equity award), respectively, for both of the above named executive officers, valued for the above disclosure purposes at closing market price of $1.39 per share for the Company’s Common Stock at December 30, 2011. The November 9, 2009 RSUs vest in equal amounts each quarter for 12 consecutive quarters commencing in the first quarter of 2010. The May 26, 2010 annual management equity award RSUs vest in equal portions in each of May 2011, 2012 and 2013. The May 10, 2011 annual management equity award RSUs vest in equal portions in each of June 2012, 2013 and 2014.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our Common Stock and vesting of RSU awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
	Number of shares	Value realized	Number of shares	Value realized
Name	acquired on exercise	on exercise1	acquired on vesting	on vesting2
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael Wellesley-Wesley	12,018	12,685	37,278	82,862
Jerry Kieliszak	0	0	17,986	39,381

1 Amount shown represents the difference between the option exercise price and the closing market price of the Company’s Common Stock on the exercise date, multiplied by the number of shares acquired on exercise.

2 Amounts shown in this column equal the number of shares of the Company’s Common Stock acquired on vesting of RSUs multiplied by the closing market price of the Company’s Common Stock on the vesting date. These amounts represent taxable wages to the recipients.

Pension Benefits

The following table shows information as of December 31, 2011 with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement for each executive officer named in the Summary Compensation Table.

		Number of Years	Present Value of	Payments
		of Credited	Accumulated	During Last
Name	Plan Name	Service1	Benefit	Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael Wellesley-Wesley	Chyron Employees’ Pension Plan	7.5	235,840	0
Jerry Kieliszak	Chyron Employees’ Pension Plan	8.5	257,138	0

1 As of December 31, 2011, the number of years and months that both named executive officer has worked for the Company, in arriving at these numbers of years of credited service, is as follows: Mr. Wellesley-Wesley, 8 years, 10 months; and, Mr. Kieliszak, 9 years, 9 months.

The Pension Plan is a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company, including the named executive officers, meeting Pension Plan eligibility criteria. The criteria states that employees are eligible to participate in, and will be enrolled in, the Pension Plan on January 1st or July 1st after completing one full year of service as measured from date of hire and having attained the age of 21. Effective October 1, 2006, the Pension Plan was closed to all employees hired on or after October 1, 2006. Years of credited service for benefit purposes are measured based on the number of years an employee is a participant in the Pension Plan.

A participant’s normal retirement age is the later of the date he or she reaches age 65 or the date he or she completes 5 years of service of participation in the Pension Plan. A participant who completes an hour of service on or after January 1, 2006 and who has a vested right to his or her benefit may elect to start receiving a reduced early retirement benefit at any time after he or she attains age 55 or, if later, terminates employment. If a participant who is eligible for early retirement elects to begin payment before his or her normal retirement date, the participant’s accrued benefit (calculated under the accrued benefit formula, but using his or her compensation and service as of termination of employment) is actuarially reduced to reflect the fact that payment is expected to be made over a longer period of time. The amount of reduction depends on the participant’s age and the actuarial factors in effect when payment begins.

Early retirement factors apply only to annuity payments; all lump sums are the actuarial equivalent of the accrued benefit payable at normal retirement date. Messrs. Wellesley-Wesley and Kieliszak have attained age 55 and are eligible for early retirement. Benefits earned as of December 31, 2005 are payable either as an annuity or as a lump sum, and benefits earned after 2005 are only payable as an annuity (if over a de minimis amount). In addition to a single life annuity, benefits can be payable as other actuarially equivalent annuities.

A participant who was enrolled in the Pension Plan prior to July 1, 1998 will receive a monthly pension benefit at normal retirement equal to 25% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 38% of such earnings in excess of Social Security Covered Compensation for the period of his or her participation prior to July 1, 1998. The benefit is reduced by 1/20th for each year of service that the participant’s years of service with the Company are less than 20 years. A participant who enrolled on or after July 1, 1998, and, for post June 30, 1998 participation for participants who enrolled prior to July 1, 1998, the monthly pension benefit at normal retirement will be computed as 32% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 48% of final average earnings in excess of Social Security Covered Compensation. The benefit is reduced by 1/35th for each year of service that the participant’s years of service with the Company are less than 35 years. For years prior to January 1, 2007 earnings represent base salary earnings plus commissions not to exceed 80% of base earnings. Effective January 1, 2007, earnings represent base salary earnings plus incentive plan awards, and commissions not to exceed 80% of base earnings. Final average earnings are based on the five highest consecutive years of earnings during the ten years prior to retirement or termination of employment.

Vested benefits are those amounts to which participants are entitled regardless of future service to the Company. A participant is credited with a year of service for vesting purposes for each Pension Plan year during which he or she completes at least 1,000 hours of service, commencing with his or her year of hire. Participants hired from July 1, 1998 to September 30, 2006 vest according to the following schedule: years of service less than five, 0% vested; and years of service five or more, 100% vested. Employees hired on or after October 1, 2006 are not eligible to participate in the Pension Plan.

In addition to vested benefits, the Pension Plan provides certain disability and death benefits. If a participant becomes disabled prior to his or her retirement or other termination of employment, he or she is entitled to receive the present value of his or her accrued benefits in the form of a lump sum payment. Upon death of a participant, the beneficiary is entitled to receive the vested interest of the participant’s accrued benefit in the form of a lump sum amount, subject to eligibility requirements stipulated in the Pension Plan.

The present value of accumulated benefits in the table above has been determined by an independent actuary. These amounts have been determined based on certain assumptions, some of which are disclosed in the footnotes to the Company’s consolidated financial statements for the year ended December 31, 2011. Key assumptions include: a 4.61% discount rate; RP 2000 generational table for males and females with an adjustment to reflect white collar mortality, and lump sums calculated using mandated interest rates and mortality. Benefits earned as of December 31, 2005 are assumed to be payable as a lump sum, and benefits earned after December 31, 2005 are assumed to be payable as a single life annuity. Further, it was assumed that benefits will commence at the later of normal retirement age of 65 and 5 years of participation, or current age, and there will be no turnover prior to retirement. The foregoing actuarial assumptions are also based on the presumption that the Pension Plan will continue. If the Pension Plan were to be terminated or frozen, different actuarial assumptions and other factors might be applicable in determining the present value of accumulated benefits.

Non-qualified Deferred Compensation

The Company does not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Benefits Upon Termination Other Than Related to a Change-in-Control

Michael Wellesley-Wesley.  The Company has an employment agreement (the “Agreement”) with Mr. Wellesley-Wesley dated August 4, 2010, with a term that commenced September 1, 2010 and ends December 31, 2012. Several significant terms of the Agreement are disclosed in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards table section above. Additionally, the Agreement specifies that the parties agree to begin good faith negotiations of an extension within 120 days before the end of the employment term. The Agreement provides for his receipt of the following severance benefits with respect to renewal of the Agreement:

•
If the Company desires not to renew the Agreement or offers to renew the Agreement on terms less favorable to Mr. Wellesley-Wesley than those in the Agreement or for a period of less than 1 year, then the Company will pay him a transitional payment of his base salary for an additional 6 months, Company health benefits, any accrued but unpaid award under the annual performance-based award plan, and a monthly commutation payment of $1,500 per month for an additional 6 months so that he could assist the Company in an orderly transition to a new CEO.

•
If the Company offers to extend the Agreement for a period of not less than 1 year on terms and conditions that are no less favorable than contained in the agreement and Mr. Wellesley-Wesley declines to accept such extension, then there would be no further severance payments or transitional payment due to him at the end of the employment term specified in the Agreement.

•
If the Company does not extend the Agreement, then all of his vested options would have an exercise period equal to the remaining term of such options without regard to any shorter exercise period in the stock option plan.

The Agreement also provides for his receipt of the following severance benefits with respect to his termination of employment, which are not subject to mitigation or any right of set-off:

•
If he is terminated for cause, then he would receive his base salary to the effective date of his termination, any accrued but unpaid award under the annual Incentive Plan, any accrued but unpaid commutation payment, and any unreimbursed expenses. “Cause” means he is convicted of a felony crime, willfully commits any act or willfully omits to take any action in bad faith and to the material detriment of the Company, commits an act of active and deliberate fraud against the Company, or materially breaches any term of the Agreement and fails to correct the breach within 10 days written notice of its commission.

•
If he is physically or mentally incapacitated or disabled or otherwise unable to fulfill his duties for 120 consecutive days, and he is unable to resume his duties after 30 days notice from the Company, then he would receive the pro rata portion of his base salary not previously paid through the date of termination, any accrued but unpaid award under the annual Incentive Plan, any accrued but unpaid commutation payment, and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument would also be paid by the insurer. He would also receive from the insurer any payment as may be provided under any disability insurance.

•
If he dies, the Company would pay the pro rata portion of his base salary not previously paid through the date of his death, any accrued but unpaid award under the annual Incentive Plan and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument will also be paid by the insurer.

•
If the Company terminates him for any reason other than described above or as a result of a change-in-control as defined in his change-in-control agreement, or he resigns for good reason (as defined below), then the Company would pay or provide him: (i) his base salary for the longer of the remainder of the employment term following the date of termination or 6 months; (ii) all unvested equity-based awards, other than performance-based equity awards, would immediately vest and options would have an exercise period equal to the remaining term of such options without regard to any shorter exercise period set forth in the relevant stock option plan as a result of termination, and any performance-based equity awards will vest as provided for in the equity award agreement notwithstanding that he is no longer employed by the Company on such date; (iii) an amount, grossed up for federal, state and local taxes, in lieu of participation in the Company’s life, long-term disability and health insurance plans for the remaining term of the agreement; (iv) any accrued but unpaid base salary and award under the annual Incentive Plan; and, (v) any previously incurred but unpaid business expenses and commutation payment, and other amounts due him. These amounts would be paid in accordance with Company policy as if he had not been terminated, except the benefits described in item (iii) of the previous sentence would be paid in a lump sum within 20 business days from the date of termination. “Good reason” means a reduction in his base salary or the cap, if any, on his incentive pay; his assignment to any duties inconsistent in any material respect with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities which result in a material diminution in such position, authority, or duties.

The Agreement also contains non-competition and confidential information provisions. The non-competition provision prohibits Mr. Wellesley-Wesley during his employment with the Company from acting as a consultant, director, officer, employee, owner, member or partner of a competitor of the Company or for certain periods described below directly or indirectly from competing with or being engaged in the Company’s business or acting as a consultant, director, officer, employee, owner, member or partner of a business that is a competitor of the Company at the time he ceases to be a Company employee. This prohibition applies worldwide. But mere ownership of 5% of a competitor’s outstanding common stock if that stock is publicly traded, or passive investment in a fund in which he has no investment discretion, is not a breach of the non-competition provision. The prohibition will not apply if he is terminated without cause or he resigns for good reason. In the event the Company offers to extend the Agreement for a period of not less than 1 year on terms not less favorable than those contained in the Agreement and he declines to accept the extension, the non-competition provision remains in effect through June 30, 2013. In the event the Company desires not to renew the Agreement or offers to renew the Agreement on terms less favorable to him than those contained in the Agreement or for a period of less than 1 year and he is entitled to the transitional payment, then the non-competition provision remains in effect through December 31, 2013. In the event that he is terminated for cause or resigns not for good reason, then the non-competition provision remains in effect for 1 year from the date his employment with the Company ceases. The confidentiality provision prohibits Mr. Wellesley-Wesley from publishing, disclosing, or making accessible to others any confidential information relating to the business of the

Company during the employment term or anytime thereafter without the Company’s prior written consent, except to the extent it is required by law, would be in the best interest of the Company in his reasonable judgment, or is reasonably necessary for him to defend his rights under the Agreement. Any waiver must be in writing and the failure to insist upon strict adherence to the Agreement will not deprive the Company of its right to insist upon strict adherence thereafter.

Assuming that Mr. Wellesley-Wesley had been terminated for any reason other than cause, physical or mental incapacitation, death or as a result of a change in control, or he resigned for good reason as defined in his change-in-control agreement, on December 31, 2011, his severance payments under the Agreement would have been: (i) salary, $482,850 (representing 12 months of salary based on his annual base salary of $482,850, from January 1, 2012 through the end of the term of the Agreement, December 31, 2012); (ii) life, long-term disability and health insurance plan benefits at an estimated cost to the Company of $47,402 (including tax gross- ups); (iii) accrued but unpaid fiscal 2011 award under the Incentive Plan of $0 at December 31, 2011; and (iv) unvested equity-based awards, other than performance-based equity awards, consisting of 37,500 stock options and 87,279 non-performance-based RSUs would have immediately vested. Any unvested performance-based awards, of which there were none outstanding at December 31, 2011, would not be cancelled but instead would vest in accordance with the terms of the award, regardless that he would no longer be employed at that time. His base salary would be payable over the remainder of his employment term, his benefits would be payable in a lump sum within 20 days from the date of termination and any unpaid award under the annual Incentive Plan would be paid when other named executive officers would customarily be paid their awards, typically in March following the year for which the incentive award was earned. This Agreement is in lieu of any benefits that Mr. Wellesley-Wesley might otherwise receive under the Chyron Employees’ Severance Plan, and this Agreement is superseded and replaced by his change-in-control agreement, as discussed below, in the event of a change-in-control.

Jerry Kieliszak.  The Company and Mr. Kieliszak are parties to a severance agreement dated October 26, 2007 that provides that in the event Mr. Kieliszak is terminated without cause, he is entitled to receive 12 months of severance pay based on his annual base salary at the time of termination (“severance salary”), a pro rata portion (based on passage of time) of the award under the annual performance-based award plan that he would have earned for the full year in which he is terminated, and an amount, grossed up for federal, state, local and social security taxes or any additional gross-up on such payment, in lieu of participation in the Company’s health insurance plan for a 12 month period. The severance salary is subject to mitigation after the three month severance period provided for in the Chyron Employees’ Severance Plan. “Cause” means conviction of a felony crime, willful commission of any act or willfully omits to take any action in bad faith and to the material detriment of the Company, or commission of any act of active and deliberate fraud against the Company. Estimated amounts payable under this agreement at December 31, 2011 are: (i) salary of $244,800 (representing one year’s worth of salary), (ii) his 2011 award under the annual Incentive Plan of $0, and (iii) an amount in lieu of participation in the Company’s health insurance plan, grossed up for taxes, of $37,121. The salary amount would be payable bi-weekly over the severance period. The award under the annual Incentive Plan would be payable when the other named executive officers are paid their awards, typically in March following the year for which the incentive award was earned. The amount in lieu of participation in the Company’s health insurance plan, grossed up for taxes, would be paid in a lump sum within 2 business days from the date of termination. This severance agreement is superseded and replaced by his change-in-control agreement, as discussed below, in the event of a change-in-control.

Benefits Upon Termination Related to a Change-in-Control

The Company is party to change-in-control agreements with both of the named executive officers. These agreements are intended to provide for continuity of management in the event of a change in control (as defined below) and provide that the named executive officers would be entitled to certain severance benefits upon their termination related to a change in control of the Company (as defined below). If as a result of a change in control the named executive officer is terminated without cause (as defined below) or resigns for good reason (as defined below), then the Company would pay the named executive officer: (i) an amount equal to his then current base salary for a 12 month period (“severance salary”); (ii) an award under the annual Incentive Plan equal to the greater of the plan award paid to him for the full fiscal year immediately prior to a change in control and the annualized amount of the plan award accrued for the year in which the change in control occurs (“severance cash incentive plan award”); (iii) payment for any accrued but unused vacation up to the maximum accrual of six weeks; (iv) all unvested equity-based awards, other than performance-based equity awards, would immediately vest and the period to exercise stock options would be the remaining term of the option grant regardless of any shorter period in the Company’s stock option plan; and (v) an amount, grossed up for federal, state and local taxes, in lieu of one year of participation in the Company’s life, long-term disability and health insurance plans (“severance benefits”).

Following a severance event (as defined below), the severance salary would be paid in even installments on a bi-weekly basis for a period of 12 months from the date of termination, and the annual Incentive Plan award, severance benefits and accrued vacation amounts would be paid in a lump sum within 2 business days (or in the case of Mr. Wellesley-Wesley, within 20 business days) from the date of termination. The agreements specify that the Company will indemnify the named executive officer and hold him harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities that result from the application of Section 409A of the Code in connection with payments received under the agreements, as long as the officer has complied with the terms of the agreement. Any such payments will be made on a tax grossed up basis. The Company has structured the agreements in such a way as to seek to comply with Section 409A of the Code. The Company will also make a tax gross-up payment in the event that the total payments exceed 115% of the maximum amount that could be paid without becoming subject to the golden parachute excise tax under Section 4999 of the Code. The Company will also indemnify and hold harmless the named executive officer, on an after-tax basis, for any costs, expenses, penalties, fines, interest or other liabilities incurred by him related to the Company’s decision to contest a claim or any imputed income relating to any advance or action taken on the named executive officer’s behalf by the Company with respect to the excise tax. The Company will also pay all legal fees and expenses and the named executive officer’s reasonable expenses with respect to the excise tax. The Company will also pay all fees and expenses of the accounting firm in determining whether a tax gross-up payment is required and its amount.

For purposes of the agreements:

•
“change–in-control” is defined as: (i) the acquisition, directly or indirectly, by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), of ownership of 30% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (ii) individuals who, as of the date of the change-in-control agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the change-in-control agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;  (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 50% of the then outstanding shares of Common Stock of the Company resulting from such reorganization, merger or consolidation and the combines voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or (v) approval of the shareholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company;

•
“cause” is defined as (i) being convicted of a felony crime; (ii) willfully committing any act or willfully omitting to take any action in bad faith and to the material detriment to the Company; (iii) committing an act of active and deliberate fraud against the Company; or (iv) materially breaching any term of the agreement or any written policy of the Company that could expose the Company to significant damages (including, but not limited to breach of the Company’s anti-discrimination or harassment policies) and failing to correct such breach within 10 days after written notice thereof;

•
“severance event” is defined as termination of employment of the named executive officer if his termination is related to a change in control and is either without cause or is a resignation for good reason; and

•
“good reason” is defined as the named executive officer giving notice of his resignation as a result of: (i) a reduction in his base salary or the cap, if any, on his incentive pay; (ii) his assignment to any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities which result in a diminution in such position, authority, duties or responsibilities, whether immediately prior to or after the occurrence of a severance event; (iii) the taking of any action by the Company which would adversely affect his participation in, or materially reduce his benefits under any plans, including incentive pay plans or programs, offered by the Company prior to the severance event; or (iv) in the event of or after the occurrence of a severance event, requiring him to be based at any office or location other than in New York City or Long Island (or in the case of Mr. Wellesley-Wesley, other than in New York City, Long Island, or London, England)

The following table shows estimated compensation and benefit plan and other costs that would be payable in the event of a change-in-control in 2012 under change-in-control agreements between the named executive officers and the Company assuming a change-in-control at December 31, 2011.

Early
		Incentive			Vesting
		Plan			of	Tax
	Severance	Award	Severance	Accrued	Stock	Gross	Excise
	Salary1	Severance2	Benefits3	Vacation4	Options5	Up6	Tax7	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
Michael Wellesley-Wesley	482,850	337,995	27,019	18,574	124,318	20,383	123,167	1,134,306

Jerry Kieliszak	244,800	146,880	27,019	9,417	74,335	20,383	0	522,833

1 Amounts represent base salary in effect at December 31, 2011.
2 Assumes for this purpose that the target annual Incentive Plan awards for 2012 at 100% achievement would be the greater amount of 2012 projected awards versus 2011 actual awards. The 2012 projected award is shown above. The 2011 and 2012 annual Incentive Plan’s terms specify that the awards paid under the plans will be in cash to the extent of the required withholding and payroll taxes on the awards, and the balance of the awards will be payable in Common Stock.

3 Amounts represent management estimates based on existing life, long-term disability and health insurance plan premiums. Actual amounts would be costs charged by third party insurers to provide comparable benefits to those provided by the Company for the twelve month period following termination.

4 Amounts represent dollar value of actual accrued vacation at December 31, 2011.
5 The value of the vesting acceleration was calculated as follows: (a) for stock options, multiplying the number of unvested in-the-money option shares as of December 31, 2011 by the spread between the closing price of the Company’s Common Stock as of December 31, 2011, which was $1.39 per share, and the exercise price of such unvested options; and (b) for RSUs, the number of unvested time-based RSUs as of December 31, 2011 times the closing price of the Company’s Common Stock as of December 31, 2011. Each of the above named executive officers held 37,500 unvested stock options at December 31, 2011 that were in-the-money options at an exercise price per share of $1.31 which if exercised at these values would have resulted in a gain on exercise of $3,000 for both named executive officers. Messrs. Wellesley-Wesley and Kieliszak held 87,279 and 51,320 unvested RSUs subject to time-based vesting, respectively. These RSUs would have had a value of $121,318 and $71,335, respectively, as reported in the Outstanding Equity Awards at Fiscal Year-End table above, as of December 31, 2011.

6 The tax gross-up is estimated as that required to compensate for an estimated 43% effective tax rate (federal, state, local, social security and Medicare taxes) on the severance benefits amounts.
7 The change in control agreements for each of the named executive officers state that the Company will hold each harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities (the “409A penalties”) that might result from any non-compliance with Section 409A of the Code in connection with payments made under the agreements. The Company estimates that only $347,088 of payments to Mr. Wellesley-Wesley would be subject to 409A excise tax and interest in a scenario in which the change in control payments made to him were determined to not be in compliance with Section 409A of the Code. We are required to report this information to disclose what the effect would be if 409A were not complied with. However, we believe that the change in control agreements as structured comply with the requirements of 409A and we intend to comply with 409A to the fullest extent possible, and, therefore, we believe the aforementioned 409A penalties would likely not be incurred.

The Effects of Regulatory Requirements on Our Executive Compensation

Code Section 162(m).  Section 162(m) of the Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company’s Proxy Statement unless the compensation meets certain specific requirements. Under currently applicable regulations, in general, the named executive officers of the Company are not currently compensated, nor do we expect they would be compensated in the foreseeable future, at a rate that would implicate Code Section 162(m).

Code Section 409A.  Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The Compensation Committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to our employees, including named executive officers. The Company administers its non-qualified deferred compensation arrangements in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A, and will continue to do so.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit, respectively, the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on certain executives who receive “excess parachute payments” that are contingent upon a “change in control” (as defined in Code Section 280G). The Compensation Committee considers the adverse tax consequences imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including our named executive officers.

Accounting Rules. Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for awards under its incentive programs in its financial statements. The Compensation Committee takes into consideration the accounting treatment of equity-based awards under FASB ASC Topic 718 when determining the types of and value of equity-based awards for all employees, including our named executive officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Risks Related to Compensation Practices and Programs

The Board of Directors has reviewed the Company’s compensation practices and programs and has concluded that they do not encourage excessive risk taking by management and other employees that could result in a material adverse effect on the Company.

DIRECTOR COMPENSATION

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2011 to each of the Company’s non-employee directors.

	Fees Earned or	Stock
Name	Paid in Cash	Awards1	Total
	($)	($)	($)
(a)	(b)	(c)	(h)
Susan Clark-Johnson2	20,000	33,242	53,242
Peter F. Frey3	25,000	38,783	63,783
Christopher R. Kelly4	25,000	38,783	63,783
Roger L. Ogden5	40,000	55,404	95,404
Robert A. Rayne6	20,000	33,242	53,242
Michael C. Wheeler7	20,000	33,242	53,242

1 Represents the aggregate grant date fair value, of RSUs awarded to the named directors on the grant date of January 3, 2011. Each RSU was settled for one share of the Company’s Common Stock on the vesting date, January 3, 2012. The grant date fair value has been computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The grant date fair value of each RSU equals the number of RSUs awarded times the closing market price of the Company’s Common Stock on the grant date, which was $2.12 per share. The above named directors held the following number of RSUs and stock options, respectively, at December 31, 2011: Susan Clark-Johnson, 15,680 and 0; Peter F. Frey, 18,294 and 30,000; Christopher R. Kelly, 18,294 and 66,670; Roger L. Ogden, 26,134 and 40,000; Robert A. Rayne, 15,680 and 30,000; and Michael C. Wheeler, 15,680 and 65,895.

2 Member of the Audit Committee and Member of the Compensation Committee.
3 Chairman of the Audit Committee.
4 Member of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.
5 Chairman of the Board of Directors, Member of the Audit Committee and Chairman of the Compensation Committee.
6 Member of the Corporate Governance & Nominating Committee.
7 Member of the Corporate Governance & Nominating Committee.

           Mr. Wellesley-Wesley, an employee-director, receives no additional compensation for his services on the Board of Directors.

Director Compensation Policy

For 2011, pursuant to the terms of the 2011 Non-Employee Director Compensation Policy, the Company paid its non-employee directors a combination of cash and RSUs as fees for their services on the Board and its committees. Directors were also reimbursed for travel, meals, lodging and other expenses incidental to attendance at meetings.

Cash Payments

Cash fees were paid for 2011 as follows: each non-employee director, $20,000; plus, the Chairman of the Board, $15,000; the Chairman of the Audit Committee, $5,000; the Chairman of the Compensation Committee, $5,000; and, the Chairman of the Corporate Governance & Nominating Committee, $5,000. Accordingly, cash fees paid for 2011 to the non-employee directors were as follows: Susan Clark-Johnson, $20,000; Peter F. Frey, $25,000; Christopher R. Kelly, $25,000; Roger L. Ogden, $40,000; Robert A. Rayne, $20,000; and, Michael C. Wheeler, $20,000. All cash fees were paid quarterly in equal amounts following each quarter. For the equity-based portion of their fees, see the Equity Awards section below.

Equity Awards

Pursuant to the terms of the 2011 Non-Employee Director Compensation Policy, on January 3, 2011, each non-employee director then a member of the Board received a grant of RSUs under the Company’s 2008 Long-Term Incentive Plan, computed as follows. The number of RSUs awarded was computed as a pre-determined dollar value of RSUs to be awarded, divided by the average closing price of the Company’s Common Stock for the 20 trading days preceding the December 7, 2010 Board meeting at which the 2011 Non-Employee Director Compensation Policy was approved by the Board. The pre-determined dollar value of RSUs was as follows: $30,000 for each non-employee director; plus, $15,000 for the Chairman of the Board, $5,000 for the Chairman of the Audit Committee; $5,000 for the Chairman of the Compensation Committee; and, $5,000 for the Chairman of the Corporate Governance & Nominating Committee. Based on the average closing market price of the Company’s Common Stock for the 20 trading days before the December 7, 2010 Board meeting, which average closing price per share was $1.913315, the number of RSUs awarded were as follows: Susan Clark-Johnson, 15,680; Peter F. Frey, 18,294; Christopher R. Kelly, 18,294; Roger L. Ogden, 26,134; Robert A. Rayne, 15,680; and, Michael C. Wheeler, 15,680. The RSUs award for all non-employee directors contained a service condition that in order for the RSUs for a non-employee director to fully vest on January 2, 2012, the non-employee director had to be serving on the Board on the vesting date. Each RSU was settled in one share of the Company’s Common Stock following the vesting date of January 2, 2012.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has entered into indemnity agreements with each of its directors and named executive officers. The indemnity agreements provide that directors and named executive officers (the

“Indemnitees”) will be indemnified and held harmless to the fullest possible extent permitted by law, including against all expenses (including attorney’s fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any director or named executive officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the Director or named executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Ogden and Kelly and Ms. Clark-Johnson serve on our Compensation Committee. None of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board of Directors or on our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to equity compensation plans in effect as of December 31, 2011:

Number of securities
	Number of	Weighted	remaining available
	securities to be	average	for future issuance
	issued upon	exercise price	under equity
	exercise of	of outstanding	compensation plans
	outstanding stock	stock options,	(excluding securities
	options, warrants	warrants and	reflected in
Plan Category	and rights2	rights3	column (a))
	(#)	($)	(#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders1	3,753,322	2.34	2,175,861

Equity compensation plans not approved by shareholders	0	0	0

Total	3,753,322	2.34	2,175,861

1 These plans consist of our 2008 Long-Term Incentive Plan and our 1999 Incentive Compensation Plan. No further awards may be made under the 1999 Incentive Compensation Plan.
2 Includes 3,224,879 vested but unexercised, and unvested, stock options, and 528,443 unvested RSUs, each of which, if vested, would be settled by the issuance of one share of Common Stock.
3 The weighted average exercise price for all stock options only is $2.34 per share. The exercise price for all RSUs outstanding is zero per share. The weighted average exercise price for all stock options and RSUs combined is $2.01 per share.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The primary function of the Audit Committee is to represent the Board of Directors of the Company in fulfilling its oversight responsibilities by:

1.	Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies;

2.	Reviewing the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

3.	Reviewing the Company’s accounting and financial reporting processes;

4.	Reviewing and appraising with management the performance of the Company’s independent registered public accountants; and,

5.	Providing an open avenue of communication between the independent registered public accountants and the Board.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, a copy of which is available on the Company’s website, www.chyron.com. Click on Investors and then click on Corporate Governance. The Audit Committee reviews and assesses the adequacy of the charter annually. The Audit Committee and its charter are intended to comply with applicable rules and regulations of NASDAQ and the SEC as they relate to independent directors and audit committee composition, meetings, responsibilities and duties, and such other requirements governing independent directors and the Company’s Audit Committee.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during 2011.

In overseeing the preparation of the Company’s annual financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, reviewed with them their fees for audit, audit-related, tax and all other services, and approved those fees prior to being incurred, and discussed matters relating to their independence, including the disclosures made to the Audit Committee as required by Public Company Accounting Oversight Board Rule 3526. The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Peter F. Frey, Chairman
Susan Clark-Johnson
Roger L. Ogden
March 7, 2012

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP, independent registered public accountants (“BDO”), to audit the Company’s financial statements for the fiscal year ending December 31, 2012. The Board of Directors proposes that the shareholders ratify this appointment. BDO served in this capacity for the fiscal year ending December 31, 2011. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit and Other Fees

The following table presents fees for professional services rendered by BDO for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2010 and the review of the Company’s quarterly financial statements during those years, and fees billed for other services rendered by BDO during those periods (in U.S. dollars):

	For Year Ended December 31,
	2011	2010
Audit Fees1	235,660	232,355
Audit-Related Fees2	54,175	51,730
Tax Fees3	53,910	36,875
	343,745	320,960

1 Consists of fees and expenses for audit of the Company’s annual financial statements and SAS 100 review of quarterly financial statements included in our Quarterly Reports on Form 10-Q.
2 Consists primarily of fees and expenses for employee benefit plans audits.
3 Consists of fees and expenses for tax compliance, advice and planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

•
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•
Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

There were no other fees associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Company is not required to obtain the approval of its shareholders to select our independent registered public accounting firm. However, in the event that shareholders do not ratify the appointment of BDO as the Company’s independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND
A VOTE “FOR” THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL
UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 1, 2012, certain information about all persons who, to our knowledge, were beneficial owners of more than 5% of our Common Stock1.

	Shares Beneficially Owned2
Name and Address of Beneficial Owner	Number	Percent3

Entities affiliated with LMS Capital plc4	2,938,678	17.45%
and Robert A. Rayne11
100 George Street
London, W1U 8NU
England, U.K.

Christopher R. Kelly5	2,413,258	14.29%
800 Fifth Avenue, Suite 4100
Seattle, WA 98104

Michael I. Wellesley-Wesley6	1,578,784	9.17%
c/o Chyron Corporation
5 Hub Drive
Melville, New York 11747

Security Ownership of Management

           The following table sets forth, as of March 1, 2012, certain information with respect to the beneficial ownership of our Common Stock by each of our directors and director nominees, each of our named executive officers and all of our current directors and executive officers as a group1.

	Shares Beneficially Owned2
Name of Beneficial Owner	Number	Percent3

Robert A. Rayne4,11	2,938,678	17.45%

Christopher R. Kelly5	2,413,258	14.29%

Michael I. Wellesley-Wesley6	1,578,784	9.17%

Jerry Kieliszak7	299,592	1.75%

Peter F. Frey8	190,219	1.13%

Roger L. Ogden9	134,410	*

Michael C. Wheeler10	105,181	*

Susan Clark-Johnson12	33,286	*

All current directors and executive officers
as a group (8 persons)	7,693,408	43.44%
* Less than one percent (1%).

           The above total number of shares beneficially owned at March 1, 2012 by all 5% or more shareholders, directors and executive officers was 7,693,408, shown above, representing 43.44% of the total of shares issued and outstanding and shares that may be acquired upon the exercise of equity awards exercisable within 60 days of that date, calculated in accordance with the rules of the SEC. The total number of issued and outstanding shares beneficially owned at March 1, 2012 by all 5% or more shareholders, directors and executive officers, not counting shares that may be acquired within 60 days of that date, was 6,797,230, representing 40.42% of the Company’s total shares then issued and outstanding.

1 These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”) and/or the beneficial owner.

2  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to equity awards exercisable within 60 days of March 1, 2012 are deemed outstanding. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

3  In calculating the percent of the outstanding shares of Common Stock, 16,815,322 shares of Common Stock which were outstanding on March 1, 2012, as well as, where applicable, all shares issuable on the exercise of equity awards within 60 days of March 1, 2012 held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

4  Includes 1,238,464 shares beneficially owned by LMS Tiger Investments Limited (“Tiger”), 134,680 shares beneficially owned by Lion Investments Ltd. (“Lion”), and 1,410,720 shares beneficially owned by Westpool Investment Trust plc (“Westpool”). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc (“LMS”). By virtue of this relationship, LMS is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool. Mr. Robert A. Rayne, a director of the Company, is a non-executive director and a principal shareholder of LMS and shares voting and investment control over these shares with two other directors of LMS. Mr. Rayne disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The amount shown also includes 124,814 shares owned directly by Mr. Rayne and stock options owned by Mr. Rayne for 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2012. The total of 2,938,678 is reported in the above table as beneficially owned by both LMS and Mr. Rayne. See note 11 below.

5  Includes 2,139,572 shares owned by Christopher R. Kelly and 207,016 shares beneficially owned by Mr. Kelly as follows: Kelly Children’s Trust, 24,315; Oona Andrea Kelly (daughter), 73,240; Isabella Van Cortland Kelly (daughter), 64,840; Marco Kelly (son), 24,621; Christopher R. Kelly Family Foundation, 10,000; and, Kelly Foundation of Washington, 10,000. The total shown in the above table also includes 66,670 shares that may be acquired by Mr. Kelly upon the exercise of options exercisable within 60 days of March 1, 2012.

6  Includes 892,715 shares directly owned by Sun Life Pension Management and Paris Investments Limited for which Mr. Wellesley-Wesley is deemed to be the beneficial owner, 78,038 shares directly owned by Liberty SIPP Limited and Michael Wellesley-Wesley, 101,936 shares directly owned by him, 43,733 shares owned in his account in the Company’s 401(k) Plan, and 63,666 shares directly owned by his spouse. Also includes 392,501 shares that may be acquired upon the exercise of options exercisable and 6,195 shares that may be acquired upon the vesting of RSUs within 60 days of March 1, 2012.

7  Includes 27,841 shares owned directly and 6,834 shares owned in his account in the Company’s 401(k) Plan. Also includes 262,503 shares that may be acquired upon the exercise of options exercisable and 2,414 shares that may be acquired upon the vesting of RSUs within 60 days of March 1, 2012.

8 Includes 160,219 shares owned directly and 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2012.

9 Includes 94,410 shares owned directly and 40,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2012.

10 Includes 39,286 shares owned directly and 65,895 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2012.

11  Mr. Rayne owns 124,814 shares directly and stock options for 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2012. Mr. Rayne is also affiliated with LMS which beneficially owns 2,783,864 shares. See note (4) above.

12 Includes 33,286 shares owned directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Business Conduct and Ethics provides for review and approval in advance in writing by the Audit Committee of the Board of Directors of any material related party transactions. The most significant related party transactions, particularly those involving the Company’s directors or executive officers, must be reviewed and approved in advance in writing by the Company’s Board of Directors. The following related party transactions were reviewed and approved in writing in advance by the Audit Committee and the Board of Directors.

On August 8, 2009, the Company and Mr. Wheeler entered into an agreement that expired June 30, 2010 for Mr. Wheeler’s services in facilitating sales of the Company’s Axis web-based service to television stations and other groups. The agreement specified that Mr. Wheeler be compensated 4% of the sale in the form of cash and 4% of the sale in the form of non-qualified stock options. Under this agreement, in August 2010 Mr. Wheeler was paid a cash payment of $35,000 and was awarded 15,060 non-qualified stock options for services performed in the first half of 2010. The grant date fair value of the 15,060 options, on a pre-forfeiture basis, as computed under FASB ASC Topic 718, amounted to $11,213.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2011, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met, except that six Form 4 reports, covering an aggregate of six transactions, were filed late as follows:  Mr. Wellesley-Wesley, three reports, covering an aggregate of three transactions; and, Mr. Kieliszak, three reports, covering an aggregate of three transactions.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and greater than 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this Proxy Statement, we had received a written statement that no such filing is required from all such persons.

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to our 2013 Annual Meeting of Shareholders, shareholder proposals must be received no later than December 13, 2012. To be considered for presentation at the 2013 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than January 28, 2013 and no later than February 26, 2013. Proposals that are not received in a timely manner will not be voted on at the 2013 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of the Company’s Corporate Secretary, at Chyron, 5 Hub Drive, Melville, NY 11747.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K filed with the SEC, for the year ended December 31, 2011, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of $0.50 per page or a minimum charge of $10.00. Such written requests should be directed to the Company’s Corporate Secretary, at Chyron, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of April 4, 2012, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. You may also obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, by going to our website at www.chyron.com and clicking on Investors, then Financial Information, and then SEC Filings. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
April 6, 2012

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42086-P21375 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHYRON CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Susan Clark-Johnson
02) Peter F. Frey
03) Christopher R. Kelly
04) Roger L. Ogden
05) Robert A. Rayne
06) Michael I. Wellesley-Wesley
07) Michael C. Wheeler

The Board of Directors recommends you vote FOR the following proposal 2.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42087-P21375

CHYRON CORPORATION
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2012

The shareholder(s) hereby appoint(s) Michael I. Wellesley-Wesley and Roger L. Ogden, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Chyron Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m.(Eastern) on May 23, 2012, at the offices of Chyron Corporation, 5 Hub Drive, Melville, NY 11747, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side